Exhibit 10.19

THIS AGREEMENT is made this 6 day of Jul 2020

BETWEEN:

(1) FTLife Insurance Company Limited, a company incorporated in Bermuda with limited liability of 15/F, NEO, 123 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong ("FTLife");

and

(2) HCYC Wealth Management (Asia) Company Limited of Flat K, 17/F, Kings Wing Plaza 2, 1 On Kwan Street, Shek Mun, Shatin, N.T., Hong Kong ("HCYC Wealth")

(each a "Party" and together "the Parties")

WHEREAS:

a) HCYC Wealth has developed and set up Investment Advisory Services ("IAS") aimed at customers seeking to enhance investment returns. Some of those customers are also FTLife Policyholders who have entered into a contract subscribing to the IAS in order to avail themselves of advice and recommendations made by HCYC Wealth ("Investor Customers").
b) HCYC Wealth will be solely responsible and accountable for the IAS and it is acknowledged that FTLife has had no express or implied input in the make up and composition of the IAS. FTLife does not endorse or make any representations in respect of the IAS and disclaims any and all liabilities for the proposition.
c) HCYC Wealth charges investment advisory fee ("Advisory Fees") for the provision of the IAS and the Investor Customers have agreed to pay the Advisory Fees as described in the IAS terms and conditions between HCYC Wealth and the Investor Customers as varied or amended from time to time.
d) HCYC Wealth will provide FTLife with a copy of the signed written requests made by the Investor Customers, following receipt of which FTLife will write to the subscribing Investor Customers to acknowledge their subscription to the IAS and confirm that the Advisory Fees will be deducted from the Relevant Account under their FTLife policies ("Relevant Account" is defined below) quarterly on 28/29 February, 31 May, 31 August and 30 November (the "Payment Date").
e) FTLife will transfer the Advisory Fee to HCYC Wealth on the terms set out in this Agreement.

IT IS AGREED as follows:

1. COLLECTION SERVICE (the "Collection Service")

HCYC Wealth wishes to appoint FTLife as a Collection Agent to calculate and collect from Investor Customers an Advisory Fee on the Payment Date. The amount of Advisory Fee is set out in the Authorization Form in relation to Investment Advisory Services submitted to FTLife by HCYC Wealth and Investor Customers (the "Authorization Form"). In any event, the amount of Advisory Fee shall not be over 3% of the value of all investment choice units in the Relevant Account under an Investor Customer's policy issued by FTLife. The "Relevant Account" is the account as referred

to in Clause 3.2 and 3.3 of the Authorization Form in respect of each policy purchased by an Investor Customer.

2. HCYC WEALTH'S OBLIGATIONS

2.1 In the event that an Investor Customer serves written request to terminate the IAS in respect of their FTLife policy plan, HCYC Wealth undertakes to send a copy of such request as soon as is reasonably practicable to FTLife. Upon receipt of the written request FTLife will cease to be under any duty to collect any further Advisory Fees from the terminating Investor Customer from the cessation date specified in the written request.

2.2 HCYC Wealth requires Investor Customers to complete certain forms designed by HCYC Wealth which contain such consent and authorization from Investor Customers as are necessary for the conduct of Collection Service in this Agreement. HCYC Wealth has agreed that HCYC Wealth shall give FTLife not less than 7 working days prior notice before any revision to the said forms. Upon receipt of investment instructions or instructions in relation to the Collection Service from Investor Customers, whether or not set out in the said forms, HCYC Wealth shall forthwith inform FTLife accordingly.

2.3 HCYC Wealth shall be solely responsible and accountable for the IAS and it acknowledges that FTLife has had no express or implied input in the make up and composition of the IAS; and FTLife does not endorse or make any representations in respect of the IAS and disclaims any and all liability for the proposition. HCYC Wealth warrants and undertakes that (i) it has and will continue to maintain in full force and effect all valid authorization, registrations, approval, consents and licences required in connection with the IAS and the Advisory Fee (including, without limitation, all necessary licences and registrations from the Securities and Futures Commission in Hong Kong) and (ii) it has complied and shall continue, at all times, to comply with all applicable laws and regulations, whether of Hong Kong or elsewhere, applicable to the IAS and the Advisory Fee and all matters and transactions contemplated by this Agreement.

2.4 In the event that HCYC Wealth provides delegated investment management services (i.e. providing investment decision to make all investment decision to alter the fund holdings and exercise all options for switching between funds) to an Investor Customers, HCYC Wealth undertakes to first obtain agreement from the Investor Customers to issue investment instruction on their behalf without the need to obtain their signature on such instructions submitted. HCYC Wealth undertakes to supply to FTLife from time to time and on demand a list of those persons authorized by HCYC Wealth to give such investment instructions on behalf of the Investor Customers together with a sample of signatures of those so authorized. HCYC Wealth undertakes to notify FTLife of any change to the list.

3. INDEMNITY / EXCLUSION OF LIABILTIY

3.1 HCYC Wealth shall indemnify and keep indemnified FTLife, including its directors, officers, employees and agents from and against any claims, costs, charges, damages,

expenses and legal fees which FTLife may suffer or incur arising out of or in connection with:-

3.1.1 any default, negligence, act or omission or breach of the terms of, or any of its obligations under this Agreement on the part of HCYC Wealth;

3.1.2 any representation or warranty made by HCYC Wealth in this Agreement which is proven to be false, untrue or incorrect in any material respect and / or has a material adverse effect on the legal, business, financial position and operations of FTLife;

3.1.3 any claim or cause of action alleged against FTLife which directly or indirectly results from any act or omission of HCYC Wealth in breach of the terms of this Agreement;

3.1.4 the service provided by FTLife according to the terms hereof and / or processing forms as referred in Clause 2.2 by FTLife and / or FTLife' acts in connection with such forms; and

3.1.5 the processing of any investment instructions of the Investor Customers provided by HCYC Wealth which is proven to be false, untrue, incorrect, unauthorized, unclear or defective in any respect.

3.2 FTLife will:

3.2.1 notify HCYC Wealth of any allegation, claim or legal proceedings against FTLife arising out of this Agreement and implicating HCYC Wealth;

3.2.2 to the extent reasonably practicable and in the sole discretion of FTLife, provide HCYC Wealth with the opportunity to participate in any compromise, settlement or other resolution of such claim or proceedings (subject to any applicable laws and FTLife being fully indemnified and secured by HCYC Wealth to FTLife' satisfaction); and

3.2.3 co-operate with the reasonably requests of HCYC Wealth and at HCYC Wealth's expense in its participation (if any) of any compromise or settlement of such claim or proceedings.

4. TERMINATION

4.1 The Agreement shall automatically and immediately terminate upon any one or more of the following events:-

4.1.1 either Party ceasing to do business;

4.1.2 dissolution or liquidation of either Party, save for the purpose of reconstruction or amalgamation; and / or

4.1.3 insolvency of a Party or a receiver and / or manager or judicial manager being appointed over either Party in respect of the whole or any part of its assets or if either Party makes an assignment for the benefit of or composition with its creditors generally or threatens to do so or any execution is levied against it which is not discharged within ten (10) days.

4.2 Either Party shall have the right to immediately terminate this Agreement by written notice of such termination to the other Party upon the happening of any of one or more of the following events:-

4.2.1 any sale, assignment or transfer of any right, benefit or obligation under this Agreement by either Party without the prior written consent of the other Party;

4.2.2 negligent or willful conduct on the part of the other Party which is harmful to the goodwill and reputation of the terminating Party;

4.2.3 any material breach or violation of any obligation contained in this Agreement by the other Party and if the breach or violation is capable of remedy it has remained unremedied for a period of fourteen (14) days after written notice thereof from the other Party (or if such material breach or violation requires more than fourteen (14) days to remedy, if such steps are not commenced within fourteen (14) days and thereafter diligently executed); and / or

4.2.4 the disability of either Party hereto, as a result of the law, regulation, guideline or rule applicable, directly or indirectly, to such Party, to perform in full any material obligation of such Party.

4.3 Notwithstanding anything herein, either Party may terminate this Agreement by giving the other not less than thirty (30) days' written notice of such intention. During which notice, the Parties shall cooperate to notify Investor Customers and take any necessary actions as the Parties deem appropriate to minimize disruption caused by such termination.

4.4 The termination of this Agreement shall not affect either Party's right in respect of any antecedent breach of this Agreement or any obligation or liability expressly stated herein to continue after termination.

5. SURVIVAL OF TERMINATION

Notwithstanding the termination of this Agreement for whatever reasons, the Parties shall continue to be bound by the terms and conditions of this Agreement to the extent that they relate to any obligations or liabilities which, by their nature, survive the termination of this Agreement and remain to be performed or discharged, including without limitation, Clause 3.

6. RELATIONSHIP BETWEEN THE PARTIES

6.1 Nothing in this Agreement shall be deemed or constructed by the Parties hereto nor by any third party as creating a partnership relationship or joint venture between the Parties.

7. CONFIDENTIALITY AND DISCLOSURE

7.1 The Parties each agree that, without the prior written consent of the other Party hereto, neither will disclose the existence or content of this Agreement to any third party.

8. MISCELLANEOUS PROVISIONS

8.1 This Agreement constitutes the entire agreement between FTLife and HCYC Wealth pertaining to the subject matter of this Agreement and supersedes all prior contracts, agreements, understandings, representations and negotiations between the Parties in respect of the subject matter of this Agreement.

8.2 No waiver of any provision of this Agreement shall be deemed or shall constitute a wavier of any other provision or shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

8.3 The invalidity or unenforceability of any one or portions of sentences, clause, paragraphs or sections in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement.

8.4 All remedies of either Party hereto are cumulative.

8.5 Any variation of this Agreement shall only be valid if agreed in writing by both Parties.

8.6 The headings in this Agreement are for convenience of reference only and are not to be used in the interpretation of the terms herein.

8.7 This Agreement does not create any right enforceable by a third party.

8.8 This Agreement may be executed in counterparts, in which case each executed counterpart will be deemed an original and all executed counterparts will constitute one and the same instrument.

8.9 A person who is not a party to this Agreement has no right to enforce any terms of this Agreement. The Contracts (Rights of Third Parties) Ordinance does not apply to this Agreement.

8.10 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong SAR, and the Parties hereby submit to the non-exclusive jurisdiction of the Courts of Hong Kong SAR.

The Parties, intending to be legally bound, hereby execute this Agreement:

For and on behalf of
FTLife Insurance Company Limited
(a company incorporated in Bermuda with limited liability)

Witnessed by

Name: Mandy Zheng
HKID:

For and on behalf of
HCYC Wealth Management (Asia) Company Limited

Witnessed by

Name: Kwok WAI MAN
HKID: P945049(5)